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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                               January 21, 1998
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                          MC Liquidating Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

  Washington                                                91-1438806
  ----------                     -----------                ----------
(State or other                  (Commission             (I.R.S. Employer
jurisdiction of                  File Number)           Identification No.)
incorporation)


          26899 Northwestern Highway, Suite 120, Southfield, MI 48034
          -----------------------------------------------------------
                   (Address of principal executive offices)

                                (248) 304-1780
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                          MIDCOM Communications Inc.
                          --------------------------
                                 (Former Name)
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ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     1. On January 21, 1998, Ernst & Young LLP, the principal accounting firm for audit of the registrant's consolidated financial statements, was dismissed by the registrant. On the same date, Grant Thornton was engaged to audit the registrant's financial statements for the year ended December 31, 1997.

     2. The reports of Ernst & Young LLP on the registrant's consolidated financial statements for its two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to audit scope or accounting principles. However, the report of Ernst & Young LLP with respect to the registrant's 1996 consolidated financial statements states that the registrant's recurring operating losses and shareholder's deficit raise substantial doubt about the registrant's ability to continue as a going concern. The report of Ernst & Young LLP with respect to the registrant's 1995 consolidated financial statements also stated that the registrant's recurring operating losses, working capital deficiency and then-existing credit agreement defaults raised substantial doubt about the registrant's ability to continue as a going concern. The consolidated financial statements included with the registrant's annual reports on Form 10-K with respect to both 1996 and 1995 were prepared assuming that the registrant would continue as a going concern and did not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that might result from the stated uncertainties.

     3. The decision to change accountants was approved by the Board of Directors of the registrant.

     4. In connection with the audits of the registrant's consolidated financial statements for its fiscal years ended December 31, 1996 and 1995, and during the interim periods following December 31, 1996, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference in connection with their report to the subject matter of the disagreements.

     5. The letter required by Item 304(a)(3) of Regulation S-K is filed as an exhibit to this report.

     6. In connection with the audit of the registrant's 1995 consolidated financial statements, Ernst & Young LLP identified two conditions which were characterized as material weaknesses in its internal controls. One material weakness was the failure of the registrant's accounting and finance systems to provide accurate information to monitor the registrant's financial position, results of operations and liquidity. The second material weakness was the Company's process of estimating unbilled receivables. The material weaknesses were discussed with the registrant's audit committee. The registrant has authorized Ernst & Young LLP to respond fully to inquiries of the successor auditors about these matters.

     7. During the registrant's fiscal years ended December 31, 1995, 1996 and 1997, Grant Thornton was not consulted by the registrant concerning the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements or concerning any matter that was either the subject of a disagreement with Ernst & Young LLP as a reportable event.

ITEM 5.        OTHER EVENTS.

     On January 21, 1998, the registrant completed the sale of substantially all of its assets and those of its subsidiaries, PacNet Inc. and Cel-Tech International Corporation, to a wholly-owned subsidiary of WinStar Communications, Inc. in exchange for approximately $92 million.

     On January 15, 1998, the registrant announced that it had entered into an asset purchase agreement with DICOMM Ventures, Inc. of Lynn, Massachusetts. DICOMM Ventures is a private investment company that invests in information technology and telecommunications companies. Under the terms of the agreement, DICOMM will purchase the assets of Midcom's Enhanced Facsimile and Electronic Messaging subsidiary, AdVal, Inc., for $6.6 million (subject to certain adjustments). Under bankruptcy code procedures, the agreement with DICOMM to sell the assets of AdVal will be subject to bids by other interested purchasers who will have the opportunity to top DICOMM's offering price on similar terms and conditions to those set forth in the agreement between Midcom and DICOMM.

     The proceeds from the sales of the registrant's assets, net of transaction and administration costs, will be applied to satisfaction of creditor claims in accordance with a plan of liquidation which is being prepared for approval by the bankruptcy court. Net proceeds will not be sufficient to provide any distribution in liquidation to the holders of shares of common stock of the registrant.

     The name of the registrant has been changed to MC Liquidating Corporation effective January 22, 1998.

     Effective January 22, 1998, Kevin J. Smith was appointed president, chief executive officer, treasurer and a director of the registrant replacing William
H. Oberlin who was terminated as president, chief executive officer and a director of the registrant as of that date. Also, effective January 21, 1998, Steven P. Goldman was terminated as vice president, assistant secretary and general counsel of the registrant and Paul P. Senio became a director and continues as the Secretary of the registrant. Effective January 22, 1998, Daniel
M. Dennis and Scott B. Perper resigned as directors of the registrant. Marvin C. Moses resigned as a director effective January 21, 1998. Karl D. Guelich and John M. Zrno both resigned as directors effective January 23, 1998.

     The board of directors of the registrant currently consists of Kevin J. Smith, Paul P. Senio, Paul Pfleger, and John M. Orehek.

                                       2
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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c)       Exhibits.
                         16      Letter of Ernst & Young to the Commission.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 28, 1998                MC Liquidating Corporation


                                       By:      /s/ Kevin J. Smith
                                           -----------------------------
                                             Kevin J. Smith, President
                                            and Chief Executive Officer
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
  Exhibit No.                    Description
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
      16           Letter of Ernst & Young to the Commission